UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2010

DYNAMIC VENTURES CORP.

(Exact name of registrant as specified in charter)

Delaware	333-163913	46-0521574
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8776 East Shea Blvd. Suite B3A-615 Scottsdale, Arizona	85260
(Address of principal executive offices)	(Zip Code)

(480) 968-0207

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01.  Other Events.

On November 3, 2010, Dynamic Ventures Corp. (the “Company”) received formal approval from FINRA for its previously announced 5 for 1 forward split of the Company’s stock, through a dividend of four additional shares for each share of stock outstanding as of November 3, 2010, the record date.

On November 4, 2010 due to a misunderstanding the Company requested FINRA to rescind the forward split and FINRA has done so.  The Company will re-apply for the forward split with FINRA and the proposed details of the amended transaction are as follows:

  The record date shall be November 9, 2010;
  The payment date shall be November 10, 2010.  The shares will be mailed on this date without any action required on the part of the shareholders;
  The ratio of the distribution is to be 5:1 meaning that for every one share owned by a shareholder, four identical shares will be issued (identical class, restrictive/non-restrictive status, issue date); and
  The forward split is payable as a dividend, thereby requiring no action by shareholders, nor any amendment to the articles of incorporation of the Company.

Before the split, as at November 4, 2010, there are 10,000,000 shares of the company’s common stock issued and outstanding.  After the split, there will be 50,000,000 shares of the company’s common stock issued and outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMIC VENTURES CORP.

Date: November 4, 2010	By: /s/ Dave Brown
Dave Brown, Secretary